Exhibit 99.1

Box Announces Preliminary Fiscal Second Quarter 2022 Financial Results

Preliminary Revenue, GAAP and Non-GAAP Operating Margin Results Exceed Previous Guidance

Raises Revenue, GAAP and Non-GAAP Operating Margin Guidance for the Fiscal Year

Repurchased $297 Million of Class A Common Stock Including Modified Dutch Auction Tender

REDWOOD CITY, Calif. – August 12, 2021 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the second quarter of fiscal year 2022, which ended July 31, 2021, and provided guidance for the third quarter and full-year fiscal 2022.

“Our strong second quarter preliminary results reflect the acceleration we are continuing to see across the business and we are raising our outlook for the full fiscal year,” said Aaron Levie, co-founder and CEO of Box. “Customers are recognizing the strategic importance of our comprehensive Content Cloud, as reflected in our Net Retention Rate of 106%, up 300 basis points from the first quarter. We were pleased to close 133 new deals over $100K in the first half of fiscal 2022, up 28% year over year.  We also continued to deliver on our long-term vision for the Content Cloud with the launch of Box Sign, adding native e-signature capability to our platform. We are extending our leading position in cloud content management and driving our next phase of growth and value creation through the rest of fiscal 2022 and beyond.”

Fiscal Second Quarter 2022 Preliminary Results:

•	Revenue of approximately $214 million, up 11% year-over-year, as compared to guidance of $211 million to $212 million, representing two consecutive quarters of accelerating revenue growth rates;

•	GAAP operating margin of approximately negative 3%, as compared to guidance of a negative 5% to negative 4.5%;

•	Non-GAAP operating margin of approximately 20%, as compared to guidance of 18% to 18.5%;

•	Billings of approximately $213 million, up 13% year-over-year, as compared to guidance of mid-single digit growth year-over-year;

•	Net Retention Rate of approximately 106%, up sequentially from 103% in the first quarter of fiscal 2022;

•	An attach rate of over 70% on Suites in deals over $100K, up from a 49% attach rate in the first quarter of fiscal 2022 and a 45% attach rate in the fourth quarter of fiscal 2021; and

•

As of August 11, 2021, since the completion of the Modified Dutch Auction Tender Offer, repurchased 2.5 million shares of Class A common stock at a weighted average price of $23.68, for a total of $59 million.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Outlook

Box is also today initiating Q3 FY22 revenue, GAAP operating margin and non-GAAP operating margin guidance, and is updating full year FY22 revenue, GAAP operating margin and non-GAAP operating margin guidance. The company will provide additional guidance when it reports full fiscal second quarter 2022 financial results on August 25, 2021.

Q3 FY22 Guidance:

•	Revenue is expected to be in the range of $218 million to $219 million, up 11% to 12% year-over-year, representing the third quarter of continued revenue growth acceleration;
•	GAAP operating margin is expected to be approximately negative 3.5%; and
•	Non-GAAP operating margin is expected to be approximately 20%.

Full Year FY22 Guidance:

•

Revenue is expected to be in the range of $856 million to $860 million, up 11% year-over-year, an increase over previous guidance of $845 million to $853 million and a revenue growth acceleration over the prior year;

•	GAAP operating margin is expected to be approximately negative 3.0%, an improvement over previous guidance of negative 4%;
•	Non-GAAP operating margin is expected to be approximately 19.5%, an increase over previous guidance of 18% to 18.5%; and
•	FY22 revenue growth rate combined with FY22 free cash flow margin is expected to be at least 32%, an increase over previous guidance of at least 30%.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and fees related to shareholder activism.

Update on Share Repurchase Plan

On July 9, 2021, the Board of Directors authorized a $260 million Share Repurchase Plan, utilizing the unused portion of the $500 million intended for the Modified Dutch Auction Tender Offer to opportunistically repurchase additional shares of Box’s Class A common stock.  As of August 11, 2021, the company had repurchased 2.5 million shares of its Class A common stock at a weighted average price of $23.68, for a total of $59 million under this Plan.  Combined with the Modified Dutch Auction Tender, the company had repurchased a total of 11.8 million shares of Class A common stock for a total of $297 million.

Earnings Webcast and Conference Call Information

As previously announced, Box’s management team will host a conference call on August 25, 2021 at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/4886758, at which time registrants will receive dial-in information as well as a passcode and registrant ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 4886758

+ 1-416-621-4642 (international), conference ID: 4886758

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding (a) Box being well positioned to continue building on its leadership and drive its next phase of growth and value creation through the rest of fiscal 2022 and beyond, and (b) all of the statements under the “Outlook” section regarding Box’s expected revenues, GAAP operating margins and non-GAAP operating margins for the third quarter and full year of fiscal 2022, and Box’s expectations regarding its revenue growth rate combined with free cash flow margin for the full year of fiscal 2022. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; (9) the potential impact of shareholder activism on Box’s business and operations; and (10) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, although the preliminary financial results set forth in this press release have been prepared on a consistent basis with prior periods, these preliminary estimates are based solely upon information available to management as of the date of this press release.  Box is completing its financial closing procedures for the three months ended July 31, 2021, and the preliminary financial results set forth in this press release could differ materially from the amounts that Box ultimately reports on August 25, 2021 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2021. These documents are available on the SEC Filings section of Box’s

Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

A preliminary reconciliation of non-GAAP operating margin guidance to GAAP operating margin guidance is not currently available on a forward-looking basis without unreasonable effort.  Box will provide a reconciliation of non-GAAP operating margin guidance to GAAP operating margin guidance when it reports its full fiscal second quarter 2022 financial results on August 25, 2021.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third-party advisory and professional service fees, (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to announced acquisitions, including transaction and discrete tax costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. In January 2021, Box issued $345 million aggregate principal amount of 0.00% convertible senior notes due in 2026 (the “Notes”). Upon issuance, Box recorded a debt discount for the conversion feature of the Notes, separately accounted for as equity, which was amortized as interest expense together with the issuance costs of the Notes. Box excluded the amortization of the debt discount and issuance costs associated with the Notes, in addition to the expenses described above, as they are considered by management to be special items outside of Box’s core operating results. Box adopted Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivative and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), effective February 1, 2021, and upon adoption, eliminated the debt discount for the conversion feature of the Notes. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

About Box

Box (NYSE:BOX) is the leading Content Cloud that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors: Cynthia Hiponia / Elaine Gaudioso +1 650-209-3463 ir@box.com
Or
Innisfree M&A Incorporated Larry Miller / Jennifer Shotwell 212-750-5833
Media: Denis Roy / Rachel Levine +1 650-543-6926 press@box.com
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Joele Frank, Wilkinson Brimmer Katcher Leigh Parrish / Dan Moore +1 212-355-4449

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(Unaudited)

Three Months Ended
July 31,
2021
GAAP operating margin	(3)%
Stock-based compensation	20
Acquired intangible assets amortization	1
Fees related to shareholder activism	2
Non-GAAP operating margin	20%